EXHIBIT 99.B

NOTE:

    This Schedule details the interest rates, maturity dates and principal amounts outstanding under El Paso's and its subsidiaries’ outstanding debt obligations that mature through the year 2008, which includes debt maturities related to both our continuing and discontinued operations. This Schedule does not contain all the information about our outstanding debt that may be important to you. Additional information about our outstanding debt obligations is disclosed in El Paso's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission.

The information in this Debt Maturity Schedule is accurate as of March 31, 2006. Although we may periodically update the information posted to our website, we undertake no obligation to do so.

El Paso Corporation
Debt Maturity Schedule Through 2008
As of March 31, 2006
($ in Thousands)

	Interest	Maturity	Principal
Description	Rate	Date	3/31/2006

2006

2Q06
El Paso Corporation - CGP	6.500%	5/15/2006	109,500
El Paso Rio Claro Ltd - Macae Project	Variable	2/15/2008	228,648	(1)
Other Financing - Amortizing Debt *	Various		8,698
			346,846
3Q06
El Paso Corporation - CGP	7.500%	8/15/2006	204,908
Other Financing - Amortizing Debt *	Various		8,157
			213,065
4Q06
Other Financing - Amortizing Debt *	Various		8,204
			8,204

Total 2006			$ 568,115	(2)

2007

1Q07
El Paso Corporation - CGP	6.700%	2/15/2027	200,000	(3)
Tennessee Gas Pipeline Company	7.000%	3/15/2027	300,000	(4)
Other Financing - Amortizing Debt *	Various		8,251
			508,251
2Q07
Colorado Interstate Gas Company	6.850%	6/15/2037	100,000	(5)
Other Financing - Amortizing Debt *	Various		8,300
			108,300
3Q07
El Paso Corporation	7.625%	8/16/2007	272,102
Other Financing - Amortizing Debt *	Various		8,350
			280,452
4Q07
El Paso Corporation - Sonat	6.750%	10/1/2007	75,172
Southern Natural Gas Company	6.700%	10/1/2007	100,000
El Paso Corporation	6.950%	12/15/2007	300,000

Other Financing - Amortizing Debt *	Various		8,400
			483,572

Total 2007			$ 1,380,575

2008

1Q08
El Paso Corporation - Sonat	6.625%	2/1/2008	100,000
El Paso Tennessee Pipeline Co.	10.000%	3/15/2008	26,388
Other Financing - Amortizing Debt *	Various		8,451
			134,839
2Q08
El Paso Corporation - CGP	6.500%	6/1/2008	200,000
Other Financing - Amortizing Debt *	Various		8,503
			208,503
3Q08
El Paso Corporation - CGP	7.625%	9/1/2008	215,000
Southern Natural Gas Company	6.125%	9/15/2008	100,000
Other Financing - Amortizing Debt *	Various		8,556
			323,556
4Q08
Other Financing - Amortizing Debt *	Various		8,609
			8,609

Total 2008			$ 675,507

Notes:
* This represents amortizing debt obligations for the quarter.
(1) In conjunction with the sale of the Macae plant in April 2006, we repaid approximately $229 million of project debt. Macae was included in discontinued operations in our financial statements.
(2) Excludes $3M of the Zero Coupon convertible debentures that were repurchased in April 2006
(3) Puttable on 2/15/2007
(4) Puttable on 3/15/2007
(5) Puttable on 6/15/2007